Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
On September 27, 2024, Amentum Holdings, Inc. (“we,” “us,” “our,” “Amentum” or the “Company”), formerly known as Amazon Holdco Inc. (“SpinCo”), completed the transactions contemplated by (1) the Agreement and Plan of Merger, dated as of November 20, 2023, as amended on August 26, 2024, among Jacobs Solutions Inc. (“Jacobs”), SpinCo, Amentum Parent Holdings LLC (“Legacy Amentum”) and Amentum Joint Venture LP (“Amentum Equityholder”) (the “Merger Agreement”), (2) the Separation and Distribution Agreement, dated as of November 20, 2023, among Jacobs, SpinCo, Legacy Amentum and Amentum Equityholder (the “Separation and Distribution Agreement”) and (3) certain other agreements in connection with the transactions contemplated by the Merger Agreement and Separation and Distribution Agreement, including the Amentum refinancing (jointly referred to as the “Pro Forma Transactions”). As part of the Pro Forma Transactions, (1) Jacobs transferred the CMS Business and the C&I Business (the “SpinCo Business”) to SpinCo and its subsidiaries in exchange for the issuance by the Company of shares of common stock of the Company and a cash payment of $911,000,000, subject to adjustment based on the levels of cash, debt and working capital in the SpinCo Business at closing (the “Separation”), (2) thereafter, Jacobs distributed shares of SpinCo’s common stock to Jacobs’s shareholders without consideration on a pro rata basis (the “Distribution”), and a portion of the outstanding shares of SpinCo common stock was retained by a subsidiary of Jacobs, and (3) immediately following the Distribution, Legacy Amentum merged with and into SpinCo with SpinCo (now Amentum) as the surviving entity (the “Merger”). Immediately following the Pro Forma Transactions, the Company had 243,302,173 issued and outstanding shares of common stock, of which Jacobs and its shareholders owned 58.5%, and Amentum Equityholder owned 37.0%. The remaining 4.5% of the issued and outstanding shares of common stock of the Company was placed in escrow, to be released and delivered in the future to Jacobs or to Amentum Equityholder, depending on the achievement of certain fiscal year 2024 operating profit targets by the SpinCo Business (the “Additional Merger Consideration”). The final determination of the Additional Merger Consideration is subject to a review period pursuant to the terms of the Merger Agreement and is still in process as of the date of this Current Report on Form 8-K. On February 17, 2025, Jacobs and Amentum Equityholder agreed to release from escrow shares of common stock representing 0.5% of the issued and outstanding shares of common stock of the Company as a portion of the Additional Merger Consideration. For the purposes of this unaudited pro forma condensed combined statement of operations, it is assumed that the entire 4.5% of Additional Merger Consideration will be released from escrow and delivered to Jacobs.
The following unaudited pro forma condensed combined statement of operations and notes thereto of Amentum is for the year ended September 27, 2024. A pro forma condensed combined balance sheet is not required as the Merger has already been reflected in the historical balance sheet as of September 27, 2024, included in Amentum’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2024. The unaudited pro forma condensed combined statement of operations was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” in order to give effect to the Pro Forma Transactions and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined statement of operations of Amentum.
The unaudited pro forma condensed combined statement of operations for the year ended September 27, 2024 has been derived from the unaudited historical condensed combined statement of operations of the SpinCo Business for the period ended September 27, 2024 and the audited historical consolidated statement of operations of Amentum for the year ended September 27, 2024. The unaudited pro forma condensed combined statement of operations for the year ended September 27, 2024 gives effect to the Pro Forma Transactions as if they occurred as of September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended September 27, 2024 has been prepared reflecting the acquisition method of accounting, with Legacy Amentum treated as the “acquirer” of SpinCo for accounting purposes. Under the acquisition method of accounting, the assets of SpinCo that were acquired and liabilities of SpinCo that were assumed were recorded at fair value at the acquisition date. As of the date of this Current Report on Form 8-K, Amentum has used currently available information to determine the preliminary fair value estimates of such assets acquired and liabilities assumed. As a result of the foregoing and the continued analysis that Amentum will complete through the end of the 12 month measurement period in connection with the application of ASC 805 (the “Measurement Period”), the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed.
The unaudited pro forma condensed combined statement of operations reflects adjustments to give effect to the Pro Forma Transactions, including the following adjustments:

Effect of Separation and Distribution on SpinCo
•The contribution of the SpinCo Business by Jacobs to SpinCo;
•the effect of SpinCo’s post-separation capital structure, including the incurrence of indebtedness of $1,130 million in aggregate principal amount (the “SpinCo Term Facility” as described herein); and
•other adjustments described in the notes to the unaudited pro forma condensed combined statement of operations.
Merger Transaction Accounting
•The merger of SpinCo with Legacy Amentum in a Reverse Morris Trust transaction, with Legacy Amentum treated as the “acquirer” of SpinCo for accounting purposes and Amentum surviving the Merger. Immediately following the Merger, Jacobs and its shareholders owned 58.5% of Amentum’s outstanding shares of common stock and Amentum Equityholder owned 37.0% of Amentum’s outstanding shares, with the remaining 4.5% attributable to the Additional Merger Consideration, Pursuant to the Merger Agreement, the final allocation of the Additional Merger Consideration is subject to a review period that is still in process as of the date of this Current Report on Form 8-K but is expected to be completed within the Measurement Period;
•the contribution to Legacy Amentum by Amentum Equityholder of an amount equal to $235.0 million, immediately prior to the Merger; and
•other adjustments described in the notes to the unaudited pro forma condensed combined statement of operations.
Financing Adjustments
•The issuance of $1,000 million aggregate principal amount of 7.250% senior notes due 2032 (the “Senior Notes”) by Amentum Escrow Corporation, a Delaware corporation and wholly-owned indirect subsidiary of Legacy Amentum (the “Escrow Issuer”), which notes offering closed on August 13, 2024;
•the entry into the new Amentum credit agreement consisting of a first lien term facility of $3,750 million (“Term Loan”) maturing 2031 (inclusive of the SpinCo Term Facility, as described herein) and a first lien revolving facility of $850 million (“Revolver”) maturing 2029 (the “Credit Agreement”), except that the portion comprising the SpinCo Term Facility (comprised of $1,130 million of senior secured first lien term loans) has been reflected in the “Effect of Separation and Distribution on SpinCo” column of the unaudited pro forma condensed combined statement of operations given that it is a consequence of the effects of the reorganization and the remainder of the Term Loan (or $2,620 million of senior secured first lien term loans) under the Credit Agreement is reflected in the “Financing Adjustments” column of the unaudited pro forma condensed combined statement of operations;
•the merger of the Escrow Issuer with and into Amentum with Amentum continuing as the surviving company and becoming the issuer of the Senior Notes; and
•the net proceeds of the Senior Notes and the term facilities under the Credit Agreement (other than the SpinCo Term Facility) being used to repay outstanding borrowings under the prior Amentum credit facilities (the Prior First Lien Credit Agreement and second lien credit agreement, collectively, the “Prior Credit Agreements”) and to pay related fees and expenses, resulting in the repayment in full and termination of the Prior Credit Agreements.
The unaudited pro forma condensed combined statement of operations is for informational purposes only and does not purport to represent what Amentum’s financial position and results of operations actually would have been had the Pro Forma Transactions occurred on the dates indicated, or to project Amentum’s financial performance for any future period. The pro forma adjustments are based on the information currently available, and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results are subject to change based on any adjustments made during the Measurement Period, which is expected to be completed no later than 12 months following the effective time of the Merger. The unaudited historical condensed combined statement of operations of the SpinCo Business has been derived from Jacobs’ historical accounting records and reflect certain allocations of expenses. All of the allocations and estimates in such financial statements are based on assumptions that Jacobs’ management has stated to us they believe are reasonable. The unaudited historical condensed combined statement of operations of the SpinCo Business, which is a basis for the unaudited pro forma condensed combined statement of operations, was prepared on a carve-out basis as it did not operate as a standalone combined entity for the periods presented. Accordingly, such financial information does not purport to reflect the financial position or results of operations of the SpinCo Business had it been a standalone company during the periods or at the dates presented.
The unaudited pro forma condensed combined statement of operations does not give effect to the potential impact of current financial conditions, or any anticipated costs of operating as a standalone company, dis-synergies, revenue enhancements, cost savings or operational efficiencies that may result from the Pro Forma Transactions. No assurances of the timing or the amount of any cost synergies able to be captured, or the costs necessary to achieve those cost synergies, can be provided.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with (1) the accompanying notes to the unaudited pro forma statement of operations, (2) the audited combined financial statements of the SpinCo Business and notes thereto and reports thereon as of and for the years ended September 29, 2023 and September 30, 2022 and the unaudited condensed combined financial statements of the SpinCo Business and related notes thereto and reports thereon as of June 28, 2024 and September 29, 2023 and for the three and nine months ended June 28, 2024, and June 30, 2023, included in pages F-2 through F-51 of Exhibit 99.1 of Amendment No. 4 to our effective Registration Statement on Form 10, filed with the SEC on September 13, 2024, and (3) Amentum’s audited consolidated financial statements and the notes thereto as of and for the years ended September 27, 2024 and September 29, 2023, which are included in Amentum’s Annual Report on Form 10-K, filed with the SEC on December 17, 2024.

AMENTUM PARENT HOLDINGS LLC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 27, 2024
(in millions, except per share data)

		Effects of Reorganization
	Amentum	SpinCo, As Reclassified (Note 3)	Effect of Separation and Distribution on SpinCo	Item in Note 4	Adjusted SpinCo Following Separation and Distribution	Merger Transaction Accounting Adjustments	Item in Note 5	Financing Adjustments	Item in Note 6	Pro Forma for Separation and Distribution, Merger and Financing Adjustments
Revenues	$8,388	$5,480	$—		$5,480	$(10)	A	$—		$13,858
Cost of revenues	(7,590)	(4,828)	—		(4,828)	8	A	—		(12,410)
Selling, general and administrative expenses	(353)	(254)	—		(254)	(1)	C, D, E	—		(608)
Amortization of intangibles	(228)	(57)	—		(57)	(237)	B	—		(522)
Equity earnings of non-consolidated subsidiaries	74	28	—		28	2	A	—		104
Operating income	291	369	—		369	(238)		—		422
Interest expense and other, net	(438)	(6)	(89)	A	(95)	—		188	A	(345)
Loss on extinguishment of debt	(45)	—	—		—	—		—		(45)
Gain on acquisition of controlling interest	69	—	—		—	—		—		69
(Loss) Profit before income taxes	(123)	363	(89)		274	(238)		188		101
Benefit (provision) for income taxes	40	(105)	22	B	(83)	59	F	(47)	B	(31)
Net (loss) income	(83)	258	(67)		191	(179)		141		70
Less: Net (loss) income attributable to non-controlling interests	1	(14)	—		(14)	14	G	—		1
Net (loss) income attributable to common shareholders	$(82)	$244	$(67)		$177	$(165)		$141		$71
Amounts available to common shareholders per common share:										(Note 7)
Basic										$0.29
Diluted										0.29
Weighted average common shares outstanding:										(Note 7)
Basic										243
Diluted										244
See accompanying notes to unaudited pro forma condensed combined statement of operations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in millions, except share and per share data)

Note 1 – Basis of Presentation
The unaudited historical condensed combined statement of operations of the SpinCo Business has been derived from the consolidated financial statements and accounting records of Jacobs, as if the SpinCo Business’s operations had been conducted independently from those of Jacobs. The unaudited historical condensed combined statement of operations of the SpinCo Business is presented on a “carve-out” basis in accordance with U.S. GAAP. The unaudited historical condensed combined statement of operations includes all revenues and costs directly attributable to the SpinCo Business, as well as an allocation of expenses related to corporate finance, human resources, business development, legal, treasury, real estate, external affairs, compliance, and other shared services. Expenses that are specifically identifiable to the SpinCo Business are directly recorded to the combined statement of operations. The remaining expenses are allocated on the basis of the relative percentage of revenues, direct expenses, headcount, or capital assets. The SpinCo Business considers these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, the SpinCo Business. These allocations may not reflect the expenses the SpinCo Business would have incurred as a standalone entity for the periods presented. As a result, the unaudited historical condensed combined statement of operations is not indicative of the SpinCo Business’s financial condition, results of operations or cash flows had it operated as a standalone entity during the periods presented, and the results stated in the unaudited historical condensed combined statement of operations are not indicative of the SpinCo Business’s future financial condition, results of operations or cash flows. Because the Pro Forma Transactions were consummated prior to the end of the fiscal year ended September 27, 2024, the historical condensed combined statement of operations of the SpinCo Business included herein, which is a basis for the unaudited pro forma condensed combined statement of operations, does not represent a complete fiscal year and has not been audited.
Following the Pro Forma Transactions, the SpinCo Business is replacing the shared services received from Jacobs either by obtaining them internally from Amentum’s existing services or by obtaining them from unaffiliated third parties. These services include certain corporate level functions, the effective and appropriate performance of which is critical to the operations of Amentum following the Pro Forma Transactions. While Jacobs is providing certain services on a transitional basis pursuant to a transition services agreement, the duration of such services is for a reasonable term (and in any case no more than 24 months). Amentum may be unable to replace these services in a timely manner or on terms and conditions as favorable as those the SpinCo Business previously received from Jacobs. Due to the preliminary nature of these proceedings, no adjustment has been reflected in the unaudited pro forma condensed combined statement of operations for any potential increase in costs related to these services. The costs for these services could in the aggregate be higher than the combination of Amentum’s current costs and those reflected in the unaudited historical condensed combined statement of operations of the SpinCo Business.
The unaudited pro forma condensed combined statement of operations for the year ended September 27, 2024, has been prepared reflecting the acquisition method of accounting, with Legacy Amentum treated as the “accounting acquirer” of SpinCo for accounting purposes. The assets and liabilities of the SpinCo Business have been measured at fair value, based on various preliminary estimates using assumptions that Amentum’s management believes are reasonable utilizing information currently available. As of the date of this Current Report on Form 8-K, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. The potential changes to the purchase price allocation and related pro forma adjustments could be material.

Note 2 – Significant Accounting Policies
The accounting policies used in the preparation of this unaudited pro forma condensed combined statement of operations are those set out in Amentum’s audited consolidated financial statements as of and for the year ended September 27, 2024. As such, certain adjustments were made to conform the SpinCo Business’s financial statements to the accounting policies used by Amentum in the preparation of the unaudited pro forma condensed combined statement of operations as further discussed in Note 3 and Note 5 below.
As part of the application of ASC 805, Amentum will continue to conduct a more detailed review of the SpinCo Business during the Measurement Period to determine if differences in accounting policies require further reclassification or adjustment of the SpinCo Business’s results of operations, assets or liabilities to conform to Amentum’s accounting policies and classifications. Therefore, Amentum may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined statement of operations. This review is expected to be completed no later than 12 months following the effective time of the Merger.
Note 3 – Reclassification Adjustments
The following adjustments represent certain reclassifications and conforming adjustments to align the historical statement line items of the SpinCo Business with the financial statement line items of Amentum:
The SpinCo Business’s affiliate revenue of $13 million for the period ended September 27, 2024 previously disclosed as a separate component on the SpinCo Business’s combined statement of operations, has been reclassified to revenues.
The SpinCo Business’s direct cost of contracts and affiliate direct cost of contracts, previously disclosed as a separate component on the SpinCo Business’s combined statements of operations, and overhead costs, previously reported in selling, general and administrative expenses, have been reclassified to cost of revenues, as follows (in millions):

September 27, 2024
Direct cost of contracts	$4,688
Affiliate direct costs of contracts	23
Overhead costs	117
Cost of revenues	$4,828
The SpinCo Business’s amortization of intangibles of $57 million for the period ended September 27, 2024, previously reported in selling, general and administrative expenses, has been reclassified to amortization of intangibles.
The SpinCo Business’s interest income, and miscellaneous income (expense), net previously disclosed as a separate component on the SpinCo Business’s combined statement of operations, has been reclassified to interest expense and other, net, as follows (in millions):

September 27, 2024
Interest income	$4
Miscellaneous expense, net	(10)
Interest expense and other, net	$(6)
The SpinCo Business’s income from equity method joint ventures of $28 million for the period ended September 27, 2024, previously reported in revenue, has been reclassified to equity earnings of non-consolidated subsidiaries.
The SpinCo Business’s income tax expense of $105 million for the period ended September 27, 2024, previously disclosed as a separate component on the SpinCo Business’s combined statement of operations, has been reclassified to benefit (provision) for income taxes.
Note 4 – Effects of the Separation and Distribution
Immediately prior to the Merger and pursuant to the Separation and Distribution Agreement, Jacobs transferred, among other things, and subject to the terms and conditions of the Separation and Distribution Agreement, the SpinCo Business to SpinCo in exchange for the assumption of liabilities by SpinCo, issuance by SpinCo of shares of common stock of SpinCo and a cash payment of $911 million. The SpinCo cash payment was financed by SpinCo through a $1,130 million senior secured first lien term loan facility and remains subject to adjustment after the closing of the Merger based on the final levels of cash, debt and working capital in the SpinCo Business as of the closing of the Merger.
In connection with the Pro Forma Transactions, a portion of each unvested Jacobs restricted stock unit (“RSU”) held by SpinCo employees or non-employee directors of Jacobs that transferred to Amentum (“Transferring Directors”) accelerated and vested and was settled in shares of Jacobs common stock shortly prior to the record date for the Distribution. The portion that remained unvested was converted to Amentum time-based RSUs in a manner intended to preserve its value (with any applicable performance metrics deemed met based on actual performance for the portion of the performance period that had elapsed prior to the record date for the Distribution) and continues to vest based on service to SpinCo. All Jacobs RSUs held by Transferring Directors accelerated in full and vested and were settled in shares of Jacobs common stock shortly before the record date for the Distribution. SpinCo will incur incremental stock compensation costs in the first year following the closing of the Pro Forma Transactions, in connection with the converted RSUs and any equity awards issued to SpinCo employees after the Distribution. No pro forma adjustments were made to the unaudited pro forma condensed combined statement of operations as the expenses associated with the treatment of the Jacobs RSUs in the Pro Forma Transactions are not material.

A.The adjustment to interest expense and other, net of $89 million for the year ended September 27, 2024 represents an estimate of interest expense calculated using the effective interest method plus related debt issuance costs on the SpinCo Term Facility incurred in connection with the Merger. The adjustment to interest expense is calculated using SOFR of 5.33% on September 27, 2024, plus a spread of 2.25%. A 1/8th percentage point change to the interest rate would result in a $1 million change to the interest expense adjustment for the year ended September 27, 2024.
B.The adjustment to benefit (provision) for income taxes of $22 million for the year ended September 27, 2024 reflects an income tax benefit as a result of the incremental interest expense recognized arising from the SpinCo indebtedness incurred to finance the SpinCo cash payment.

Note 5 – Merger Transaction Accounting Adjustments
Preliminary Purchase Price
On September 27, 2024, the Company completed the Merger. The transaction between the SpinCo Business and Legacy Amentum was a reverse merger acquisition, with SpinCo representing the legal acquirer and Legacy Amentum representing the accounting acquirer. While purchase consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer, Legacy Amentum did not issue any consideration in the Merger. Accordingly, the fair value of the purchase consideration transferred was measured based on the number of shares of common stock Legacy Amentum would have had to issue to give the shareholders of SpinCo the same ownership interest in Amentum that resulted from the reverse merger acquisition. At the effective time of the Merger, all issued and outstanding Legacy Amentum equity interests were converted into the right to receive, in the aggregate, (i) a number of fully paid and nonassessable shares of common stock equal to 37% of the issued and outstanding shares of common stock of Amentum immediately following the Merger and (ii) if applicable, any Additional Merger Consideration.
The final determination of the Additional Merger Consideration, which depends on the achievement of certain fiscal year 2024 operating targets by the SpinCo Business, will be completed during the Measurement Period. On February 17, 2025, Jacobs and Amentum Equityholder agreed to release from escrow shares of common stock representing 0.5% of the issued and outstanding shares of common stock of the Company as a portion of the Additional Merger Consideration. For the purposes of this unaudited pro forma condensed combined statement of operations, the preliminary purchase price is calculated assuming that the entire 4.5% of Additional Merger Consideration will be released from escrow and delivered to Jacobs and therefore that Jacobs and its shareholders own 63% of Amentum. However, the actual amount of consideration transferred, inclusive of the Additional Merger Consideration (if any), may be materially different. The consideration transferred was utilized in the estimated preliminary purchase price allocation and calculation of goodwill for inclusion in the unaudited pro forma condensed combined statement of operations.

The following table presents, in accordance with ASC 805, the sum of (i) the fair value of consideration transferred and (ii) the fair value of previously held equity interests:

(in millions, except per share amounts)	Amount
Shares of Amentum Holdings, Inc. common stock issued to SpinCo shareholders	$142
Per share price of Amentum Holdings, Inc. common stock	25.67
Fair value of common stock issued to SpinCo shareholders[1]	3,654
Fair value of additional equity consideration issued to SpinCo shareholders [2]	281
Other consideration[3]	6
Fair value of consideration transferred	3,941
Fair value of previously held equity interest [4]	84
Total consideration	$4,025
(1)    Represents the fair value of consideration received by Jacobs and its shareholders immediately prior to the Merger to provide 58.5% ownership in the Company.
(2)    Represents the Additional Merger Consideration which is subject to the achievement of certain operating profit metrics by the SpinCo Business for the year ended September 27, 2024.
(3)    Represents other immaterial adjustments, including a) estimated equity consideration related to pre-combination share-based compensation awards, b) the settlement of SpinCo Business transaction costs paid by Amentum, and c) the removal of consideration related to the acquisition of noncontrolling interests.
(4)    Prior to the Pro Forma Transactions, Legacy Amentum held a noncontrolling interest in a joint venture of 50% which was accounted for under the equity method of accounting, with the remaining 40% held by the SpinCo Business and 10% held by an unrelated third party. As a result of the Pro Forma Transactions, the Company gained a controlling financial interest in the joint venture, and it became a consolidated joint venture of the Company. This joint venture acquisition was accounted for as a business combination achieved in stages. Legacy Amentum’s pre-existing equity method investment in the joint venture was remeasured at an acquisition date fair value of $170 million by using a discounted cash flow model based on estimated future revenues, margins and discount rates, among other variables and estimates. Legacy Amentum’s previously held equity interest in the joint venture was remeasured to fair value, resulting in a gain of $69 million, which is included in gain on acquisition of controlling interest in our consolidated statement of operations. Additionally, as of the closing of the Merger, Legacy Amentum had a payable from the joint venture with a fair value of $1 million that was settled in connection with the Pro Forma Transactions.

The following table presents the net amount of the identifiable assets acquired, liabilities assumed, and goodwill recognized, as measured in accordance with ASC 805 as of the acquisition date of September 27, 2024 for purposes of preparing this unaudited pro forma condensed combined statement of operations (amounts in millions):

Preliminary Allocation of Purchase Price
Cash and cash equivalents	$488
Accounts receivable	1,043
Prepaid expenses and other current assets	82
Property and equipment	72
Equity method investments	17
Goodwill	2,665
Intangible assets	1,860
Other long-term assets	107
Current portion of long-term debt	(8)
Accounts payable	(257)
Accrued compensation and benefits	(285)
Contract liabilities	(48)
Other current liabilities	(98)
Long-term debt, net of current portion	(1,122)
Deferred tax liabilities	(353)
Other long-term liabilities	(75)
Noncontrolling interests	(63)
Total consideration	$4,025

The purchase price allocation presented above has not been finalized as of the date of this Current Report on Form 8-K. The final determination of the allocation of the purchase price will be completed no later than 12 months following the effective time of the Merger. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined statement of operations. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results of Amentum following the Merger due to differences in the allocation of the purchase consideration, as well as changes in the depreciation and amortization related to the acquired assets.

The following pro forma adjustments reflect the effect of the Merger on Amentum’s and the SpinCo Business’s historical consolidated and combined statement of operations as if the Merger occurred on September 30, 2023:
A.Reflects the reclassification of revenue and expenses attributable to SpinCo’s proportionally consolidated joint ventures to equity earnings of non-consolidated subsidiaries of $2 million for the year ended September 27, 2024 to align to Amentum’s equity method investment policy.

B.The pro forma adjustment to amortization of intangibles reflects additional amortization expense for the estimated fair value adjustment of acquired intangible assets of $237 million for the year ended September 27, 2024. The amortization is based on expected discounted cash flows generated from each respective intangible asset.

An increase (decrease) of 10% in the estimated fair value allocated to intangible assets, net would result in an increase (decrease) of $30 million in the September 27, 2024 pro forma amortization expense.

C.Reflects the incremental operating lease expense of $1 million for the year ended September 27, 2024 due to the remeasurement of the operating lease right-of-use asset.

D.Reflects a decrease to bonus expense of $1 million for the year ended September 27, 2024 due to the alignment of the assumed SpinCo retention bonus plan to Amentum’s graded vesting policy.

E.Reflects an adjustment to selling, general and administrative expense of $1 million for the year ended September 27, 2024 to record certain immaterial incremental accrued expenditures assumed by Amentum.

F.Reflects the income tax effect of pro forma adjustments using an estimated blended global statutory tax rate of 25% based upon the jurisdictions in which the adjustments are expected to occur. The total effective tax rate of Amentum could be significantly different depending on the post-acquisition geographical mix of income and other factors.

G.The pro forma adjustment to noncontrolling interest reflects the reclassification of intangible amortization expense attributable to the noncontrolling interests of the Company’s consolidated joint ventures to earnings from noncontrolling interests of $14 million for the year ended September 27, 2024.
Note 6 – Financing Adjustments
In connection with the Pro Forma Transactions, the Escrow Issuer sold the Senior Notes in reliance upon exemptions from the registration requirements of the Securities Act of 1933, which notes offering closed on August 13, 2024. Substantially concurrently with the consummation of the Pro Forma Transactions, Legacy Amentum entered into the Credit Agreement providing for the Term Loan consisting of $3,750 million maturing 2031 (inclusive of the SpinCo Term Facility, as described herein). The Credit Agreement also included the Revolver of $850 million maturing 2029. SpinCo also entered into the new SpinCo credit agreement solely to document the SpinCo Term Facility thereunder (as further discussed in Note 4 above), $911 million of the proceeds of which were used to fund the SpinCo cash payment to Jacobs. Upon closing of the Pro Forma Transactions, the new SpinCo credit agreement was superseded and replaced in its entirety by the Credit Agreement and the SpinCo Term Facility became part of the Term Loan under the Credit Agreement. The net proceeds of the Senior Notes and the Term Loan under the Credit Agreement (not including the proceeds of the SpinCo Term Facility) were used to (i) to repay any remaining outstanding borrowings under the Prior Credit Agreements and to pay related fees and expenses, which resulted in the repayment in full and termination of the Prior Credit Agreements and (ii) in the case of the remaining proceeds, for future general corporate purposes.

The pro forma adjustments relating to the Credit Agreement (inclusive of the SpinCo Term Facility), Revolver and the Senior Notes (collectively, the “New Debt”) and the repayment and termination of the prior Amentum credit facilities are further described below.

A.The adjustment to interest expense and other, net represents an estimate of interest expense calculated using the effective interest method plus related debt issuance costs on the New Debt. The adjustment to interest expense is calculated using a fixed interest rate of 7.25% for the Senior Notes. The interest rate for the Term Loan is equal to either the Alternate Base Rate (as defined in the Credit Agreement (“ABR”) plus 1.25% or the Term Secured Overnight Financing Rate (“SOFR”) plus 2.25%. The interest rate per annum shall be reduced by 0.25% in the event certain corporate ratings are achieved. The ABR is the rate equal to the highest of (a) the Prime Rate (as defined in the Credit Agreement) in effect on such day, (b) the NYFRB Rate (as defined in the Credit Agreement) in effect on such day plus 0.50% or (c) SOFR for a one-month interest period as published two U.S. Government Securities Business Days (as defined in the Credit Agreement) prior to such day plus 1.00%, less the impact of the interest rate swaps, designated as cash flow hedges, with an aggregate notional value of $1.9 billion. The adjustment to interest expense for the Term Loan is calculated using a historical average of fixed swap rates plus a spread of 2.25% for the portion of the facility that falls under Amentum’s existing interest rate swap arrangements and an interest rate of SOFR on September 27, 2024, of 5.33% plus a spread of 2.25% for the remaining portion of the Term Loan. Adjustments to interest expense and other, net represents the following (in millions):

September 27, 2024
Addition of new interest expense associated with the New Debt	$248
Removal of historical interest expense associated with the extinguished prior Amentum debt	(436)
Total pro forma impact to interest expense and other, net	$(188)

A 1/8th percentage point change to the interest rate on the variable portion of the Term Loan would result in a $2 million change to the interest expense adjustment for the year ended September 27, 2024.
B.Adjustments (in millions) to recognize the income tax impact of the pro forma adjustments using a U.S. federal and state statutory tax rate of 25%. This rate may vary from the effective tax rates of the businesses.

September 27, 2024
(Provision) benefit for income taxes	$(47)

Note 7 – Earnings per Share
Pro forma basic and diluted earnings per share and pro forma weighted-average basic and diluted shares outstanding for the year ended September 27, 2024, reflects the estimated number of shares of common stock that were outstanding upon completion of the Merger between the SpinCo Business and Amentum. Shares outstanding includes 153,280,369 shares of SpinCo common stock that were distributed to current Jacobs shareholders and includes the Additional Merger Consideration shares held in escrow, as well as 90,021,804 shares that were distributed to Amentum Equityholder and certain current and former members of Amentum management.

The unaudited pro forma basic earnings per common share and pro forma weighted-average basic shares outstanding give effect to the portion of the unvested Jacobs RSUs held by SpinCo Business employees or Transferring Directors that, as described above, vested and were settled in shares of Jacobs common stock shortly prior to the record date for the Distribution.

The unaudited pro forma diluted earnings per common share and pro forma weighted-average diluted shares outstanding give effect to the potential dilution from shares of common stock related to Jacobs RSUs that converted into SpinCo RSUs upon the Distribution. Legacy Amentum did not have any outstanding equity-based awards that would be entitled to the issuance of any additional shares of Amentum common stock in connection with the Pro Forma Transactions.

Basic and diluted net earnings per common share were calculated by dividing the pro forma adjusted net income attributable to common shareholders by the pro forma weighted-average shares outstanding.

The following table summarizes the unaudited pro forma net earnings per common share for the year ended September 27, 2024 (in millions, except for per share amounts):

For the year ended September 27, 2024
Numerator
Pro forma net income attributable to common shareholders	$71
Denominator
Pro forma weighted average Amentum shares outstanding - Basic	243
Dilutive effect of Jacobs RSUs exchanged for Amentum equity-based awards	1
Pro forma weighted average Amentum shares outstanding - Diluted	244
Earnings per share - Basic	$0.29
Earnings per share - Diluted	$0.29